Exhibit 99.1

Apollo Investment Corporation Amends Revolving Credit Facility to Extend Maturity, Improve Pricing, and Increase Commitments

NEW YORK, NY — (Marketwired) — 09/16/13 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” today announced an amended and restated credit facility (“the Facility”). The amended facility extends the final maturity by over two years to September 2018 and includes a one year amortization period beginning September 2017. The amended facility also reduces the borrowing rate by 25 basis points to LIBOR plus 200 basis points with no LIBOR floor.

In addition, the Company has increased total commitments by $110 million to $1.25 billion. The Facility contains an accordion feature whereby it can be expanded to $1.71 billion under certain conditions. The Facility includes customary covenants, including minimum asset coverage and minimum equity requirements, as well as customary events of default.

Mr. James Zelter, Apollo Investment Corporation’s Chief Executive Officer, said, “We are pleased to have extended the maturity of our revolving credit facility which will provide us with substantial long-term liquidity and flexibility to execute on our strategic objectives. The reduced pricing should enable us to lower our borrowing costs as we utilize the facility. We are extremely appreciative of the support from our existing lenders as well as from two new lenders.”

J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as arrangers. SunTrust Bank and Bank of America, N.A. acted as syndication agents and JPMorgan Chase Bank, N.A. will continue to act as administrative agent.

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments including secured and unsecured loans, mezzanine investments and/or equity in private middle market companies. The Company may also invest in the securities of public companies and structured products such as collateralized loan obligations. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit http://www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

(212) 822-0625

ebesen@apollolp.com

Source: Apollo Investment Corporation

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